UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 22, 2025

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, on April 1, 2025, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc. (the “Company”) appointed Ms. Kellie Sirna to the Board to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. At the time of her appointment to the Board, Ms. Sirna was not appointed to any committee. Effective May 22, 2025, the Board appointed Ms. Sirna as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Sirna, age 46, is the owner and principal of Design 11 Studio, LLC (“Studio 11 Design”), a full-service interior design firm for the hospitality and leisure industries. Studio 11 Design was founded in 2011 and focuses on two verticals: Brand Bottega, a brand identity and design component, as well as Lou Verne by Studio 11 Design, an in-house creative team specializing in art curation, creation and styling. Ms. Sirna has worked in the design industry for more than two decades. She serves on the Hospitality Design Magazine board and has judged the HD Awards and Wave of the Future Awards. She’s a gold-level recipient of American Business Awards’ Woman of the Year and has been covered as a leading entrepreneur by various notable media outlets including Boutique Design, Hospitality Design, CNN, Conde Nast Traveler, Forbes, and the Wall Street Journal.

Ms. Sirna will be eligible to receive compensation for her service on the Board consistent with that provided to all non-employee directors, which is described under the caption “Board of Directors and Committees - Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2024, as adjusted by the Board from time to time. Non-employee directors are paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attends in person (in a non-committee chairperson capacity), $3,000 for each committee meeting that he or she attends as committee chairperson and $500 for each Board or committee meeting that he or she attends via teleconference. Historically, non-employee directors also received an annual equity award, however, the Company's equity incentive plan recently expired. Therefore, on May 22, 2025, in lieu of an annual equity award, the Board determined to pay non-employee directors an additional cash amount equal to $29,044 (which is the equivalent of 14,925 shares of the Company’s common stock based on the volume weighted average price of the shares over a 20-day period ending on May 13, 2025).

ITEM 5.08    SHAREHOLDER DIRECTOR NOMINATIONS.

On May 22, 2025, the Board determined that the Company’s 2025 Annual Meeting will be held on July 30, 2025 and that the record date for such Annual Meeting will be June 24, 2025. Accordingly, the date by which a nominating shareholder or nominating shareholder group must submit notice on Schedule 14N, required pursuant to Regulation 14n as promulgated under the Securities Exchange Act of 1934, is June 2, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: May 23, 2025	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary